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Exhibit 8.1

Subsidiaries of ARCADIS NV

CONSOLIDATED COMPANIES

Entity	Jurisdiction
ARCADIS G & M, Inc.	Delaware
ARCADIS Nederland BV	The Netherlands
ARCADIS Europe BV	The Netherlands
ARCADIS USA BV	The Netherlands
ARCADIS Latin America BV	The Netherlands
ARCADIS International BV	The Netherlands
PRC Holding BV	The Netherlands
ARCADIS Geraghty & Miller International, Inc.	Delaware
ARCADIS Communications Construction LLC	Colorado
ARCADIS Corporate Services, Inc.	Colorado
ARCADIS G&M of Michigan, LLC	Michigan
Reese, Macon and Associates, Inc.	Florida
Finkbeiner, Pettis & Strout, Inc.	Ohio
Lawson, Noble & Webb, Inc.	Florida
ARCADIS US Holdings, Inc.	Colorado
ARCADIS Capital, Inc.	Colorado
FPS Architects & Engineers, Limited	Ohio
ARCADIS G&M of Michigan, LLC	Michigan
ARCADIS Regio BV	The Netherlands
ARCADIS PlanRealisatie BV	The Netherlands
ARCADIS Geo- en Vastgoedinformatie BV	The Netherlands
BV Boreon	The Netherlands
Onroerend Goed Balkenweg BV	The Netherlands
ARCADIS Infra BV	The Netherlands
ARCADIS Support BV	The Netherlands
ARCADIS Euroconsult BV	The Netherlands
ARCADIS Bouw en Vastgoed BV	The Netherlands
ARCADIS FM Beheer B.V.	The Netherlands
ARCADIS Enterprises B.V.	The Netherlands
ARCADIS Ruimte en Milieu BV	The Netherlands
LB&P Ecologisch Advies B.V.	The Netherlands
ARCADIS Projecten BV	The Netherlands
ARCADIS CZ Environmental Services s.r.o.	Czech Republic
Micon Bedrijfsadviseurs Milieu BV	The Netherlands
Serasea BV	The Netherlands
Heidemij Realisatie 3 BV	The Netherlands
Copijn Utrecht Holding BV	The Netherlands
Heidemij Realisatie Deutschland GmbH	Germany
Glastuinverplaatsing Leidsche Rijn BV	The Netherlands
Ontwikkelings Maatschappij Floris V CV	The Netherlands
Glastuinbouwgebied Het Grootslag BV	The Netherlands
Bio Science Park I BV	The Netherlands
BV Venlo TPN	The Netherlands
ROW de Ruiter BV	The Netherlands
Wocomm II BV	The Netherlands
Stationswijk BV	The Netherlands
Heidemij Realisatie II BV	The Netherlands
Heidemij Realisatie I BV	The Netherlands
Konijn Hoorn Machinebouw BV	The Netherlands
Iberica S.A.	Spain
Copijn Utrecht BV	The Netherlands
Copijn Utrecht International Tree Services BV	The Netherlands
Copijn Utrecht Tuin en Landschapsarchitecten BV	The Netherlands
Copijn Utrecht Eurobomen BV	The Netherlands
Copijn Utrecht Boomchirurgen BVBA	Belgium
Copijn Luxemburg SA	Luxembourg

KAFI BV	The Netherlands
Mandaat BV	The Netherlands
Civiele Invorderings- en Juridisch Advieskantoor BV	The Netherlands
Vastgoed Data BV	The Netherlands
KLM Aerocarto BV	The Netherlands
Involon BV	The Netherlands
Ilis BV	The Netherlands
KLM Aerocarto NV	Suriname
KLM Aerocarto Belgium BVBA	Belgium
V.O.F. SAT	The Netherlands
ARCADIS BMB Management Consultants BV	The Netherlands
GP Kenia BV	The Netherlands
SORCA Management Consultants NV	Belgium
Ingenieursbureau Grabowsky & Poort International BV	The Netherlands
ARCADIS Caribbean NV	Curacao
ARCADIS St. Maarten NV	St. Marteen
ARCADIS Curaçao NV	Curaçao
ARCADIS Bonaire NV	Bonaire
Grabowsky&Poort Puerto Rico Inc.	Puerto Rico
ARCADIS AQUMEN Facility Management B.V	The Netherlands
ARCADIS Deutschland GmbH	Germany
ARCADIS Ekokonrem Sp.z.o.o.	Poland
Grupo EP Ingenieria y Servicios Integrales S.A.	Spain
ARCADIS Belgium NV	Belgium
ARCADIS Holding France S.A.	France
ARCADIS Consult GmbH	Germany
ACD Vermessung GmbH	Germany
ARCADIS Cert GmbH	Germany
ARCADIS Bauconsult GmbH	Germany
ARCADIS Ingenieure GmbH	Germany
ARCADIS Liegenschaftsentwicklung GmbH	Germany
HOMOLA Projektmanagement AG	Germany
ADM GmbH	Germany
HOMOLA AYH Project management B.V.	The Netherlands
HOMOLA Projektmanagement s.r.o.	Czech Republic
HOMOLA AYH Holding GmbH	Germany
EPTISA, Servicios de Ingenieria, S.A.	Spain
EP, Servicios Integrales de Gestions, S.A.	Spain
Auxiliar de Ingenieria, S.A.	Spain
ESRI Espana Geosistemas, S.A.	Spain
Sistemas de Informacion Territorial S.A. (Sitesa)	Spain
EP Calidad, S.L.	Spain
Alcalima Elenion, S.L.	Spain
Casta Servicios Sociosanitarios, S.A.	Spain
Diseno, Desarrollo y Gestion de Centros de Visitantes, S.L.	Spain
Ibering Estudios y Proyectos, S.A.	Spain
Investigacion Tecnica y Calidad S.A.	Spain
Ingenieria del Atlantico, S.A.	Spain
Ingenieria de Instrumentacion y Control, S.A.	Spain
Cinsa EP, S.A.	Spain
NYE Sistemas, S.A.	Spain
Electroconver EP, S.L.	Spain
IHD, Handling España	Spain
Eptisa Chile S.R.L.	Chile
Eptisa Colombia S.R.L.	Colombia
Eptisa Argentina S.A.	Argentina
Eptisa Brasil S.R.L.	Brazil

Casta Dano Cerebral, S.A.	Spain
C.A. Santa Teresa de Arevalo, S.L.	Spain
C.A. San Juan de la Cruz, S.L.	Spain
Starke Diekstra NV	Belgium
ARCADIS Gedas NV	Belgium
ARCADIS Lapere NV	Belgium
ARCADIS Fally NV	Belgium
Domus Nitida NV	Belgium
ARCADIS FCI S.A.S.	France
Europe Etudes Gecti (EEG)	France
ARCADIS ESG	France
Sobesol	France
S.E.G.G.	France
Geotechnika	Czech Republic
Simecsol Consultants	Singapore
Mecasol	France
Renardet S.A.	Switzerland
Sauti Srl	Italy
Renardet S.A. & Partners L.L.C.	Oman
ARCADIS GR	France
Procedes Spaciaux de contruction (P.S.C.)	France
Geolabo	France
ARCADIS Chile S.A.	Chile
ARCADIS Brasil Ltda	Brazil
ARCADIS USHolding, Inc.	Delaware
ARCADIS Chile S.A.	Chile
ARCADIS Brasil Ltda	Brazil
ARCADIS Geotecnica S.A.	Chile
GC Consultores Geotecnicos	Peru
Geotecnica Consultores Ltd	Argentina
Arcadis Geotécnica Bouw Infra Ltda.	Chile
Consorcio Arcadis Geotecnica Mimetal Ltda.	Chile
Inversiones de Infraestructura Cabo de Hornos Ltda.	Chile
ARCADIS Logos Engenharia S.A.	Brazil
ARCADIS Logos Energia S.A.	Brazil
Enerconsult S.A.	Brazil
ARCADIS Hidro-Ambiente S.A.	Brazil
ARCADIS Tetraplan S.A.	Brazil
Damen Consultants BV	The Netherlands
Partiform BV	The Netherlands
PRC Training BV	The Netherlands
PRC Bouwcentrum BV	The Netherlands
PRC Kostenmanagement BV	The Netherlands

NON-CONSOLIDATED COMPANIES

Entity	Jurisdiction
Holland Environmental Venture Fund Commandite BV	The Netherlands
Holland Environmental Venture Fund Beheer BV	The Netherlands
Holland Environmental Venture Fund CV. Fund CV	The Netherlands
Stichting Fagoed	The Netherlands
Dynamicon BV	The Netherlands
EMDEME SA	Portugal
Ecosystems BV	The Netherlands
Combinatie Oost-Achterhoek BV	The Netherlands
Urbanet BV	The Netherlands
P.G.N. Parkeergroep Nederland BV	The Netherlands
Brainliner BV	The Netherlands
Vermeer-Heidemij v.o.f.	The Netherlands
Waterwolf Dienstverlening Buitenruimte BV	The Netherlands
Siberië CV	The Netherlands
Bio Science Park CV	The Netherlands
Grubbenvorst v.o.f.	The Netherlands
Combiflora v.o.f.	The Netherlands
VOF Meinga	The Netherlands
Eurotree GmbH	Germany
Adviseurs Bouwplan Ontwikkeling BGN Partners BV	The Netherlands
Somerset	Maryland
Sahelconsult Sarl, Ouagadougou	Burkina Faso
Afid Consultants Sarl	Senegal
Euroconsult para Latinoamerica y el Caribe SA.	El Salvador
Darwish Consulting Engineers	Egypt
Euroconsult Pakistan Ltd.	Pakistan
Brazilian Venture Consultants Ltda.	Brazil
Ilaco do Brazil Ltda.	Brazil
Ilaco Suriname NV	Suriname
Eurasia Consult Ltd	Kazachstan
ARCADIS Konsult JSC	Russia
Surgroma N.V.	Suriname
CV Oude Grachtpad	The Netherlands
New Park, Planungs- und Entwicklungsgesellschaft GmbH	Germany
Umweltlabor GmbH	Germany
Interplan Environmental Systems GmbH	Germany
Eurolabors AG	Germany
Euro Facility Group Ltd.	United Kingdom
Jaakko Poyry Geotecnica Ltd	Chile
Proyectos Aeroportuarios Ltd	Chile
ORSA	Chile
Consorcio Reg. GC JRI Ing. Ltda	Chile
Consorcio Scetaroute-Grimaux, Varde, Geotécnica Ltda.	Chile
Consorcio Geotécnica JRI S.A.	Chile
Atlantis GmbH	Germany
Multilatina Engineering Ltda	Brazil
Murta Energética S.A.	Brazil
Biogás Energia Ambiental S.A.	Brazil
PIE-RP Termelétrica S.A.	Brazil
Cocal Termelétrica S.A.	Brazil
Cocal Termelétrica S.A.	Brazil
Breitener Energética S.A.	Brazil
V.O.F. Stationseiland	The Netherlands
V.O.F. De Ruijterkade	The Netherlands
V.O.F. X-Pact	The Netherlands
V.O.F. Modieslab	The Netherlands
Geodynamique et Structure	France
Getu	Tunisia
SEM Savoie Labo	France
Eurometudes	Romania
Procedes Spaciaux de contruction (P.S.C.)	France
Geomechanika, s.r.o.	Czech Republic
Solidex, a.s.	Czech Republic
Kamex, s.r.o.	Czech Republic
Geoprojekt, s.r.o.	Czech Republic
Terratech, spol. S.r.o.	Czech Republic
Terratec, spol. S.r.o.	Czech Republic
Geoinzenyring, s.r.o.	Czech Republic
ZPD d.d.	Croatia

ARCADIS Grabowski Grabowska	Poland
Innovated Tree Services LLC	Delaware

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CONSOLIDATED COMPANIES
NON-CONSOLIDATED COMPANIES